Exhibit 99.1

IZEA, Inc.
Financial Statements
December 31, 2010 and 2009

IZEA, Inc.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders
IZEA, Inc.

We have audited the accompanying balance sheets of IZEA, Inc. as of December 31, 2010 and 2009 and the related statements of operations, stockholders’ equity (deficit), and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of IZEA, Inc. at December 31, 2010 and 2009, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Cross, Fernandez & Riley, LLP

Orlando, Florida
May 11, 2011

IZEA, Inc.
Balance Sheets

December 31,	2010	2009

Assets

Current:
Cash and cash equivalents	$1,503,105	$515,446
Accounts receivable	391,114	307,031
Other receivables	39,105	4,870
Prepaid expenses	24,568	19,174

Total current assets	1,957,892	846,521

Property and equipment:
Equipment	574,160	528,235
Furniture and fixtures	144,512	141,799
Software	12,292	12,292
Leasehold improvements	35,950	35,950

	766,914	718,276
Less: accumulated depreciation and amortization	(625,996)	(541,158)

Total property and equipment, net	140,918	177,118

Other assets:
Loan costs, net of accumulated amortization of $8,855 and $5,060 (Note 2)	3,795	7,590
Security deposits	8,340	15,590

	$2,110,945	$1,046,819

IZEA, Inc.
Balance Sheets

December 31,	2010	2009

Liabilities and Stockholders’ Equity (Deficit)

Current liabilities:
Accounts payable	$633,506	$338,187
Related party payable (Note 8)	3,358	5,793
Accrued expenses	81,014	101,115
Unearned revenue	1,097,466	1,120,618
Convertible notes payable – related parties (Note 3)	-	798,561
Current portion of notes payable (Note 3)	351,568	333,333

Total current liabilities	2,166,912	2,697,607

Notes payable, less current portion (Note 3)	10,569	333,334
Deferred rent	9,220	46,847

Total liabilities	2,186,701	3,077,788

Stockholders’ equity (deficit) (Notes 4 and 5):
Series A convertible preferred stock; $.0001 par value; 2,958,786 shares authorized; 762,907 shares issued and outstanding (liquidation preference at December 31, 2010, $1,070,473)	76	76
Series A-1 convertible preferred stock; $.0001 par value; 3,609,326 shares authorized; 778,307 shares issued and outstanding (liquidation preference at December 31, 2010, $2,221,992)	78	78
Series A-2 convertible preferred stock; $.0001 par value; 13,099,885 shares authorized; 12,259,334 shares issued and outstanding (liquidation preference at December 31, 2010, $10,674,017)	1,226	-
Series A common stock; $.0001 par value; 24,832,003 shares authorized; 504,270 and 503,436 shares issued and outstanding	50	50
Series B nonvoting common stock; $.0001 par value; 500,000 shares authorized, issued and outstanding	50	50
Additional paid-in capital	14,074,956	9,963,210
Accumulated deficit	(14,152,192)	(11,994,433)

Total stockholders’ equity (deficit)	(75,756)	(2,030,969)

	$2,110,945	$1,046,819

See accompanying notes to financial statements.

IZEA, Inc.
Statements of Operations

Year ended December 31,	2010	2009

Revenue	$3,821,538	$2,834,359

Cost of sales	1,819,031	1,343,159

Gross profit	2,002,507	1,491,200

Operating expenses:
General and administrative	3,048,221	3,170,054
Sales and marketing	766,946	577,529
Licenses and subscriptions	270,480	213,582
Loss on impairment of intangible asset (Note 2)	-	99,949

Total operating expenses	4,085,647	4,061,114

Loss from operations	(2,083,140)	(2,569,914)

Other income (expense):
Interest income	133	4,464
Interest expense	(74,644)	(90,243)
Other income (expense), net	(108)	1,921

Total other income (expense)	(74,619)	(83,858)

Net loss	$(2,157,759)	$(2,653,772)

See accompanying notes to financial statements.

IZEA, Inc.
Statements of Stockholders’ Equity (Deficit)
Years Ended December 31, 2010 and 2009

	Series A Convertible Preferred Stock		Series A-1 Convertible Preferred Stock		Series A-2 Convertible Preferred Stock		Series A Common Stock		Series B Non-Voting Common Stock		Additional Paid-In	Accumulated	Total Stockholders’ Equity
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	(Deficit)

Balance, December 31, 2008	762,907	$76	778,307	$78	–	$–	503,436	$50	500,000	$50	$9,952,598	$(9,340,661)	$612,191

Stock-based compensation	–	–	–	–	–	–	–	–	–	–	10,612	–	10,612
Net loss	–	–	–	–	–	–	–	–	–	–	–	(2,653,772)	(2,653,772)

Balance, December 31, 2009	762,907	76	778,307	78	–	–	503,436	50	500,000	50	9,963,210	(11,994,433)	(2,030,969)
Exercise of stock options	–	–	–	–	–	–	834	–	–	–	918	–	918
Sale of Series A-2 preferred stock, net of costs	–	–	–	–	7,537,771	754	–	–	–	–	2,658,800	–	2,659,554
Conversion of shareholder notes payable into Series A-2 preferred stock	–	–	–	–	4,721,563	472	–	–	–	–	1,444,328	–	1,444,800
Stock-based compensation	–	–	–	–	–	–	–	–	–	–	7,700	–	7,700
Net loss	–	–	–	–	–	–	–	–	–	–	–	(2,157,759)	(2,157,759)

Balance, December 31, 2010	762,907	$76	778,307	$78	12,259,334	$1,226	504,270	$50	500,000	$50	$14,074,956	$(14,152,192)	$(75,756)

See accompanying notes to financial statements.

IZEA, Inc.
Statements of Cash Flows

Year ended December 31,	2010	2009

Cash flows from operating activities:
Net loss	$(2,157,759)	$(2,653,772)
Adjustments to reconcile net loss to net cash used for operating activities:
Depreciation and amortization	85,106	201,204
Amortization of loan costs	3,795	5,381
Loss on impairment of intangible asset	-	99,949
Loss on disposal of equipment	359	25,728
Stock-based compensation	7,700	10,612
Cash provided by (used for):
Accounts receivable	(84,083)	(134,548)
Other receivables	(34,235)	7,579
Prepaid expenses	(5,394)	11,982
Accounts payable	295,319	86,687
Related party payable	(2,435)	(1,190)
Accrued expenses	26,138	120,638
Unearned revenue	(23,152)	365,913
Deferred rent	(37,627)	10,491

Net cash used for operating activities	(1,926,268)	(1,843,346)

Cash flows from investing activities:
Purchase of property and equipment	(11,804)	(4,692)
(Increase) decrease in security deposits	7,250	(1,250)

Net cash used for investing activities	(4,554)	(5,942)

Cash flows from financing activities:
Proceeds from convertible notes payable	600,000	798,561
Net proceeds from issuance of Series A-2 preferred stock	2,659,554	–
Proceeds from common stock issued through option exercise	918	–
Payments on notes payable	(341,991)	(333,333)

Net cash provided by financing activities	2,918,481	465,228

Net increase (decrease) in cash and cash equivalents	987,659	(1,384,060)

Cash and cash equivalents, beginning of year	515,446	1,899,506

Cash and cash equivalents, end of year	$1,503,105	$515,446

Supplemental cash flow information:
Cash paid during year for interest	$42,179	$74,182

Non-cash investing and financing activities:
Series A-2 preferred stock issued for conversion of notes payable and accrued interest	$1,444,800	$–
Equipment acquired through capital lease	$37,461	$–

See accompanying notes to financial statements.

IZEA, Inc.
Notes to Financial Statements

NOTE 1 -                      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business
IZEA, Inc. (the “Company”) is the leading marketplace for consumer generated advertising, connecting advertisers with content creators such as bloggers, tweeters and other consumer content creators in order to develop and distribute compelling content throughout the blogosphere and social networks. Advertisers compensate content creators to promote their products, services and websites. The Company is headquartered in Orlando, Florida, and was incorporated as PayPerPost, Inc. in the State of Florida in February 2006. Effective September 19, 2006, the Company was reorganized and incorporated in the State of Delaware. Effective November 2, 2007, the Company changed its name to IZEA, Inc.

Going Concern and Management’s Plans
The Company has incurred significant losses from operations since inception and has an accumulated deficit of $14,152,192 as of December 31, 2010.  The Company’s financial statements have been prepared on the basis that it is a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company’s continuation as a going concern is dependant upon attaining profitable operations through achieving revenue growth targets while maintaining current fixed expense levels. The Company initiated cost reductions during 2010 and plans to maintain these cost improvements through recent headcount and overhead cost reductions. Management is relying on cash provided by operations which they believe will be sufficient to satisfy the Company’s projected working capital, capital expenditure needs and debt obligations through December 31, 2011. However, if cash provided by operations is not sufficient management plans to obtain additional debt or equity financing (see Note 9).

Cash and Cash Equivalents and Concentration
For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

Cash and cash equivalents are maintained at financial institutions and, at times, balances may exceed federally insured limits. The Company has never experienced any losses related to these balances. All non-interest bearing cash balances were fully insured at December 31, 2010 due to a temporary federal program in effect from December 31, 2010 through December 31, 2012. Under the program, there is no limit to the amount of insurance for eligible accounts. Beginning 2013, insurance coverage will revert to $250,000 per depositor at each financial institution, and our non-interest bearing cash balances may again exceed federally insured limits. Interest-bearing amounts on deposit in excess of federally insured limits at December 31, 2010 approximated $1.2 million.

Accounts Receivable and Concentration of Credit Risk
Accounts receivable are customer obligations due under normal trade terms. Uncollectibility of accounts receivable is not significant since most customers are not bound by contract and are required to fund the Company for all the costs of an “opportunity”, defined as an order created by an advertiser for a blogger to write about the advertiser’s product. If a portion of the account balance is deemed uncollectible, the Company will either write-off the amount owed or provide a reserve based on the uncollectible portion of the account. Management determines the collectibility of accounts by regularly evaluating individual customer receivables and considering a customer’s financial condition, credit history and current economic conditions. The Company has not recorded a reserve for doubtful accounts at December 31, 2010 and 2009.

Concentrations of credit risk with respect to accounts receivable are limited because a large number of geographically diverse customers make up the Company’s customer base, thus spreading the trade credit risk. The Company also controls credit risk through credit approvals, credit limits and monitoring procedures. The Company performs credit evaluations of its customers but generally does not require collateral to support accounts receivable. At December 31, 2010, four customers, each of who accounted for more than 10% of the Company’s accounts receivable, accounted for 49% of total accounts receivable in aggregate.

IZEA, Inc.
Notes to Financial Statements

Property and Equipment
Depreciation and amortization is computed using the straight-line method and half-year convention over the estimated useful lives of the assets as follows:

Equipment	3 years
Furniture and fixtures	10 years
Software	3 years
Leasehold improvements	3 years

Major additions and improvements are capitalized, while replacements, maintenance and repairs, which do not improve or extend the life of the respective assets, are expensed as incurred. When assets are retired or otherwise disposed of, related costs and accumulated depreciation and amortization are removed and any gain or loss is reported as other income or expense. Depreciation and amortization expense for the years ended December 31, 2010 and 2009 was $85,106 and $201,204, respectively.

Impairment of Long-Lived Assets
The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future undiscounted cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceed the fair value of the assets.

As further discussed in Note 2, the Company recorded an impairment loss of $99,949 in 2009 related to the Zookoda software license.

Revenue Recognition
Revenue consists of content creator fees, service fees to establish and maintain advertiser accounts, and listing fees associated with advertiser “opportunities”. Revenue is recognized when opportunities are posted on the Company’s websites and when related payments are made to the content creators after their content has been listed for the requisite period. Customers prepay for the Company’s services, which are recorded as unearned revenue. The Company recognizes revenue in accordance with Accounting Standards Codification on Principal Agent Considerations. The Company records its revenue on the gross amount earned since the Company generally is the primary obligor in the arrangement, establishes the pricing and determines the service specifications.

Advertising Costs
Advertising costs are charged to expense as they are incurred, including payments to contact creators to promote the Company.  Advertising expense charged to operations for the years ended December 31, 2010 and 2009 was approximately $621,000 and $482,000, respectively, and are included in sales and marketing expense in the accompanying statements of operations.

Deferred Rent
The Company’s operating lease for its office facilities contains predetermined fixed increases of the base rental rate during the lease term which is being recognized as rental expense on a straight-line basis over the lease term (see Note 7). The Company records the difference between the amounts charged to operations and amounts payable under the lease as deferred rent in the accompanying balance sheets.

Income Taxes
The Company has not recorded current income tax expense due to the generation of net operating losses. Deferred income taxes are accounted for using the balance sheet approach which requires recognition of deferred tax assets and liabilities for the expected future consequences of temporary differences between the financial reporting basis

IZEA, Inc.
Notes to Financial Statements

and the tax basis of assets and liabilities. A valuation allowance is provided when it is more likely than not that a deferred tax asset will not be realized.

The Company identifies and evaluates uncertain tax positions, if any, and recognizes the impact of uncertain tax positions for which there is a less than more-likely-than-not probability of the position being upheld when reviewed by the relevant taxing authority. Such positions are deemed to be unrecognized tax benefits and a corresponding liability is established on the statement of financial position. The Company has not recognized a liability for uncertain tax positions. If there were an unrecognized tax benefit, the Company would recognize interest accrued related to unrecognized tax benefits in interest expense and penalties in operating expenses. The Company’s remaining open tax years subject to examination by the Internal Revenue Service include the years ended December 31, 2007 through 2010.

Preferred Stock
The Company accounts for its preferred stock under the provisions of Accounting Standards Codification on Distinguishing Liabilities from Equity, which sets forth the standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. This standard requires an issuer to classify a financial instrument that is within the scope of the standard as a liability if such financial instrument embodies an unconditional obligation to redeem the instrument at a specified date and/or upon an event certain to occur. At December 31, 2010 and 2009, the Company has determined that its preferred stock does not meet the criteria requiring liability classification as its obligation to redeem these instruments is not based on an event certain to occur. Future changes in the certainty of the Company’s obligation to redeem these instruments could result in a change in classification.

Derivative Financial Instruments
The Company accounts for derivative instruments in accordance with FASB ASC 815, Derivatives and Hedging (“ASC 815”), which requires additional disclosures about the Company’s objectives and strategies for using derivative instruments, how the derivative instruments and related hedged items are accounted for, and how the derivative instruments and related hedging items affect the financial statements. The Company does not use derivative instruments to hedge exposures to cash flow, market or foreign currency risk. Terms of convertible debt and equity instruments are reviewed to determine whether or not they contain embedded derivative instruments that are required under ASC 815 to be accounted for separately from the host contract, and recorded on the balance sheet at fair value. The fair value of derivative  liabilities, if any, is required to be revalued at each reporting date, with corresponding changes in fair value recorded in current period operating results. Pursuant to ASC 815, an evaluation of specifically identified conditions is made to determine whether the fair value of warrants issued is required to be classified as equity or as a derivative liability.

Beneficial Conversion and Warrant Valuation
The Company records a beneficial conversion feature (“BCF”) related to the issuance of convertible debt instruments that have conversion features at fixed rates that are in-the-money when issued, and the fair value of warrants issued in connection with those instruments. The BCF for the convertible instruments is recognized and measured by allocating a portion of the proceeds to warrants, based on their relative fair value, and as a reduction to the carrying amount of the convertible instrument equal to the intrinsic value of the conversion feature. The discounts recorded in connection with the BCF and warrant valuation are recognized as interest expense over the term of the convertible debt, using the effective interest method. As of December 31, 2009 and 2010, the beneficial conversion features on the convertible debt and the value of warrants were not recorded since amounts were insignificant to the financial statements..

Fair Value of Financial Instruments
The Company’s financial instruments are recorded at fair value. Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. There are three levels of inputs that may be used to measure fair value:

IZEA, Inc.
Notes to Financial Statements

•	Level 1 – Valuation based on quoted market prices in active markets for identical assets and liabilities.

•	Level 2 – Valuation based on quoted market prices for similar assets and liabilities in active markets.

•	Level 3 – Valuation based on unobservable inputs that are supported by little or no market activity, therefore requiring management’s best estimate of what market participants would use as fair value.

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of December 31, 2010. The Company uses the market approach to measure fair value of its Level 1 financial assets, which include cash equivalents of $1,163,062 and $329,608 at December 31, 2010 and 2009, respectively. The market approach uses prices and other relevant information generated by market transactions involving identical or comparable assets or liabilities.

The Company does not have any Level 2 or Level 3 financial assets or liabilities.

The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values due to the short-term nature of these instruments. These financial instruments include cash, accounts receivable, other receivables, accounts payable, related party payable and accrued expenses. The fair value of the Company’s notes payable approximate their carrying value based upon current rates available to the Company.

Stock-Based Compensation
Stock-based compensation cost related to stock options granted under the 2007 Equity Incentive Plan (the “Plan” – see Note 5) is measured at grant date, based on the fair value of the award, and is recognized as an expense over the employee’s requisite service period.  The Company estimates the fair value of each option award issued under the Plan on the date of grant using a Black-Scholes option-pricing model that uses the assumptions noted in the table below. The Company estimates the volatility of its common stock at the date of grant based on the volatility of comparable peer companies which are publicly traded. The Company determines the expected life based on historical experience with similar awards, giving consideration to the contractual terms, vesting schedules and post-vesting forfeitures. The Company uses the risk-free interest rate on the implied yield currently available on U.S. Treasury issues with an equivalent remaining term approximately equal to the expected life of the award. The Company has never paid any cash dividends on its common stock and does not anticipate paying any cash dividends in the foreseeable future. In addition, the Company separates the grants into homogeneous groups and analyzes the assumptions for each group. The Company used the following assumptions for options granted during the year:

Years ended December 31,	2010	2009

Expected term (in years)	5.0	5.0
Expected volatility	59.6%	57.4% - 57.8%
Weighted average volatility	59.6%	57.6%
Risk free rate	2.65%	1.6%
Expected dividends	0.0%	0.0%

The Company estimates forfeitures when recognizing compensation expense and this estimate of forfeitures is adjusted over the requisite service period based on the extent to which actual forfeitures differ, or are expected to differ, from such estimates. Changes in estimated forfeitures are recognized through a cumulative catch-up adjustment, which is recognized in the period of change, and also impact the amount of unamortized compensation expense to be recognized in future periods. Current expected forfeiture rates ranged from 42.7% to 64.8% during 2010 and 45.3% to 63.0% during 2009. The weighted average expected forfeiture rate during 2010 and 2009 was 48% and 56%, respectively.

IZEA, Inc.
Notes to Financial Statements

Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Reclassifications
Certain items have been reclassified in the 2009 financial statements to conform to the 2010 presentation.

NOTE 2 -    INTANGIBLE ASSETS

Zookoda Software License
In February 2007, the Company entered into an Asset Purchase Agreement with Quivalent Pty, Ltd. for certain intellectual property and a software license of Zookoda.com for a purchase price of $99,500. The total purchase price including costs of acquiring the assets was $133,257.  This was accounted for as an asset purchase and the total purchase price was allocated to the software license and was assigned an estimated useful life of seven years.  The total purchase price is amortized over the useful life using a straight-line method. Effective January 1, 2009, the Company discontinued the use of the Zookoda.com assets for an indefinite period and determined the asset was fully impaired. The unamortized cost of the asset at the date of impairment was $99,949 and the impairment charge was recorded as “loss on impairment of intangible asset” on the statement of operations.

Loan Costs
In conjunction with the note payable issued during 2008 (see Note 3), the Company incurred $12,651 in legal costs. These costs were capitalized as loan costs and are being amortized over the term of the debt using the effective interest method. Amortization of loan costs during 2010 and 2009 was $3,795 and $5,381, respectively.  Future amortization expense is $3,795 for 2011.

NOTE 3 -     LONG-TERM DEBT

Note Payable
On July 15, 2008, the Company entered into a $1,000,000 Loan and Security Agreement (“Note Payable”) with Silicon Valley Bank, with an interest rate of 8% per annum, payable monthly.  Interest only was payable through December 31, 2008.  Repayment of principal is due in thirty-six consecutive equal monthly installments beginning in January 2009, or approximately $333,333 per year through December 31, 2011. The Note Payable is secured by all assets of the Company. The principal balance outstanding on the note payable was $333,333 and $666,667 at December 31, 2010 and 2009, respectively.

In conjunction with the issuance of the Note Payable, the Company also issued initial warrants to purchase 2,216 shares of Series A-1 (previously Series B) Preferred Stock, immediately exercisable, at an exercise price of $0.2039 (as adjusted for the 10:1 reverse stock split and certain anti-dilution provisions) per share. Per the terms of the Note Payable, the Company also issued 1,108 (as adjusted for the 10:1 reverse stock split) additional warrants, containing similar terms as the initial warrants, for a total of 3,324 (as adjusted for the 10:1 reverse stock split) warrants issued under the Note Payable. The fair value associated with the warrants was not recorded since the amount was insignificant to the financial statements. The warrants expire on July 15, 2015 and automatically convert to Series A-1 Preferred Stock on this date if the fair market value of the Series A-1 Preferred Stock is greater than the warrant exercise price.

IZEA, Inc.
Notes to Financial Statements

Capital Lease
During 2010, the Company entered into a capital lease for equipment which expires in June 2012. The balance outstanding under this lease was $28,804 at December 31, 2010, of which $18,235 is included in current portion of notes payable and $10,569 is included in long-term notes payable on the accompanying balance sheet.

Convertible Notes Payable – Related Parties
On September 23, 2009, February 25, 2010 and April 16, 2010 the Company entered into unsecured convertible promissory notes (“Convertible Notes”) with the Company’s current preferred stockholders to fund operations until alternative financing could be closed.  Proceeds under the Convertible Notes totaled $798,561, $300,000 and $300,000 respectively for a total of $1,398,561. The Convertible Notes were senior to all obligations other than the debt owed to Silicon Valley Bank, and accrued interest at the rate of 8% per annum.  The principal and accrued interest were to automatically convert upon closing of an additional round of funding into shares of Series A-2 preferred stock, with the number of shares equal to the amount being converted divided by 85% of the price per share of the additional funding round.

In May 2010, all of the holders of the Convertible Notes automatically converted their $1,444,800 notes payable (including accrued interest) into 4,721,563 shares of the Company’s newly created Series A-2 Preferred Stock in connection with the sale of Series A-2 Preferred Stock (see Note 4).

NOTE 4 -     STOCKHOLDER’S EQUITY

On May 10, 2010, the Company’s board of directors declared a ten-for-one (10:1) reverse stock split on the shares of the Company’s common and preferred stock, increased the number of authorized shares of common and preferred stock, renamed the Series B Preferred Stock to Series A-1 Preferred Stock and created a new Series A-2 Preferred Stock.  All share information included herein has been retroactively restated to reflect the effect of the 10:1 reverse stock split.

Series A Preferred Stock
On September 21, 2006, the Company issued 762,907 (as adjusted for the 10:1 reverse stock split) shares of Series A Preferred Stock with a par value of $0.0001 for $3,000,000 less issuance costs of $23,000. Series A Preferred stockholders are entitled to a preferential dividend, which shall accrue and accumulate on such shares on an annual basis at a rate of $.0236 per share subject to adjustment in accordance with certain anti-dilution provisions. Such dividends will accrue from day to day whether or not they have been declared or whether or not there are funds legally available to the Company for payment. At December 31, 2010 and 2009, dividends of $770,498 and $590,452, respectively, had accrued but had not been declared. Accordingly, no provision for dividends has been included in these financial statements.

Subject to a Liquidation Event, as defined in the Third Amended and Restated Certificate of Incorporation, the holders of the Series A Preferred are entitled to receive an amount per share equal to one times the Series A Preferred original issue price plus all accrued and unpaid dividends through the date of demand. In addition, in the event of liquidation, each stockholder has a preferential right to any assets over the common stockholders. At December 31, 2010, the liquidation preference of Series A Preferred was $1,070,473.

Each share of Series A Preferred is convertible at anytime at the option of the holder into shares of Series A Common Stock at a ratio of one share of Series A Common Stock for each share of Series A Preferred subject to adjustment in accordance with certain antidilution provisions.  The conversion ratio was adjusted to 3.74 shares of Series A Common Stock for one share of Series A Preferred as a result of the issuance of the Series A-2 Preferred Stock.

IZEA, Inc.
Notes to Financial Statements

Series A-1 Preferred Stock (previously Series B Preferred Stock)
During 2007, the Company issued a total of 778,307 (as adjusted for the 10:1 reverse stock split) shares of Series B Preferred Stock with a par value of $0.0001 for $7,025,000, less issuance costs of $72,612. On May 10, 2010, the Company renamed its Series B Preferred Stock to Series A-1 Preferred Stock. All rights and preferences under the renamed Series A-1 Preferred Stock remained the same.  Series A-1 Preferred stockholders are entitled to a preferential dividend, which shall accrue and accumulate on such shares on an annual basis at a rate of $.05415 per share subject to adjustment in accordance with certain anti-dilution provisions.  Such dividends will accrue whether or not they have been declared or whether or not there are funds legally available to the Company for payment.  At December 31, 2010 and 2009, dividends of $1,519,493 and $1,098,039, respectively, had accrued but had not been declared. Accordingly, no provision for dividends has been included in these financial statements.

Subject to a Liquidation Event, as defined in the Third Amended and Restated Certificate of Incorporation, the holders of the Series A-1 Preferred stockholders are entitled to receive an amount per share equal to one times the Series A-1 Preferred original issue price plus all accrued and unpaid dividends through the date of demand. In addition, in the event of liquidation, each stockholder has a preferential right to any assets over the common stockholders.  At December 31, 2010, the Liquidation Preference of Series A-1 Preferred was $2,221,992.

Each share of Series A-1 Preferred is convertible at anytime at the option of the holder into shares of Series A Common Stock at a ratio of one share of Series A Common Stock for each share of Series A-1 Preferred subject to adjustment in accordance with certain antidilution provisions.  The conversion ratio was adjusted to 4.43 shares of Series A Common Stock for one share of Series A-1 Preferred as a result of the issuance of the Series A-2 Preferred Stock.

Series A-2 Preferred Stock
On May 10, 2010, the Company issued a total of 7,537,771 shares of Series A-2 Preferred Stock with a par value of $0.0001 for consideration of $2,713,600 less issuance costs of $54,046. Series A-2 Preferred stockholders are entitled to a preferential dividend, which shall accrue and accumulate on such shares on an annual basis at a rate of $.800 subject to adjustment in accordance with certain anti-dilution provisions on such shares of Series A-2 Preferred Stock. Such dividends will accrue whether or not they have been declared or whether or not there are funds legally available to the Company for payment.  At December 31, 2010 dividends of $6,260,657 had accrued but had not been declared. Accordingly, no provision for dividends has been included in these financial statements.

Subject to a Liquidation Event, as defined in the Amended Certificate, the holders of the Series A-2 Preferred stockholders are entitled to receive an amount per share equal to one times the Series A-2 Preferred original issue price plus all accrued and unpaid dividends through the date of demand. In addition, in the event of liquidation, each stockholder has a preferential right to any assets over the common stockholders.  At December 31, 2010 the Liquidation Preference of Series A-2 Preferred was $10,674,017.

Each share of Series A-2 Preferred is convertible at anytime at the option of the holder into shares of Series A Common Stock at a ratio of one share of Series A Common Stock for each share of Series A-2 Preferred subject to adjustment in accordance with certain anti-dilution provisions.

Mandatory Conversion of Preferred Stock and Series B Common Stock
All outstanding shares of Preferred Stock shall be automatically converted into shares of Series A common stock upon either a) closing of a firm-commitment underwritten public offering of common stock resulting in at least $40,000,000 of net proceeds to the Company and the Company having resulting market capitalization of at least $200,000,000 or b) written consent of the holders of at least 60% of the outstanding shares of Preferred Stock.  At the time 60% of the holders of the Preferred Stock consent to conversion, each outstanding share of Series B common stock shall be automatically converted into one share of Series A common stock.

IZEA, Inc.
Notes to Financial Statements

NOTE 5 -    STOCK OPTIONS

In February, 2007, the Company’s Board of Directors adopted the 2007 Equity Incentive Plan (the “Plan”). The Plan allows the Company to provide options as an incentive for employees and consultants.  On May 11, 2011, the Plan was amended to increase the number available for issuance under the Plan from 2,313,317 to 4,889,829 shares of Series A common stock.

The Compensation Committee of the Board of Directors determines the price to be paid for the shares, the period within which each option may be exercised, and the terms and conditions of each option. The exercise price of the incentive stock options shall be equal to 100% of the fair market value per share of the Company’s common stock on the grant date. If an individual owns stock representing more than 10% of the outstanding shares, the price of each share shall be 110% of fair market value. The exercise price for nonqualified stock options may be less than fair market value of the stock, as determined by the Compensation Committee of the Board of Directors. Unless otherwise determined by the Compensation Committee of the Board of Directors at the time of grant, the right to purchase shares covered by any options under the Plan shall vest over the requisite service period as follows: one-fourth of options shall vest one year from the date of grant and the remaining options shall vest monthly, in equal increments over the remaining three-year period. The term of the options is up to 10 years.

A summary of option activity under the Plan as of December 31, 2010 and 2009 and changes during the years then ended is presented below:

Options	Shares	Weighted Average Exercise Price	Weighted Average Remaining Life

Outstanding at December 31, 2008	129,923	$1.10	3.6 years
Granted	4,400	1.11
Forfeited	(51,003)	1.10

Outstanding at December 31, 2009	83,320	$1.11	2.8 years
Granted	1,800	1.11
Exercised	(834)	1.11
Forfeited	(14,316)	1.10

Outstanding at December 31, 2010	69,970	$1.11	2.0 years

The following table contains summarized information about nonvested stock options outstanding at December 31, 2010:
	Shares	Weighted Average Grant Date Fair Value
Nonvested at December 31, 2008	83,363	$.50
Granted	4,400	.40
Vested	(26,722)	.60
Forfeited	(22,639)	.60

Nonvested at December 31, 2009	38,402	$.60
Granted	1,800	.60
Vested	(9,035)	.60
Forfeited	(14,316)	.60

Nonvested at December 31, 2010	16,851	$.60

IZEA, Inc.
Notes to Financial Statements

There were 53,119 options exercisable at December 31, 2010, with a per share weighted-average exercise price of $1.10.

The intrinsic value of options exercised during 2010 was $0.

The total stock-based compensation expense recognized on awards outstanding during the years ended December 31, 2010 and 2009 was $7,700 and $10,612, respectively, and was included in general and administrative expense in the accompanying statements of operations. The total future compensation cost related to nonvested awards is expected to be approximately $4,200, $400 and $100 for the years ending December 31, 2011, 2012 and 2013, respectively.

NOTE 6 -    INCOME TAXES

Deferred income taxes arise from temporary differences resulting from income and expense items reported for financial accounting and tax purposes in different periods. Deferred tax assets are recorded to reflect deductible temporary differences and operating loss carryforwards while deferred tax liabilities are recorded to reflect taxable temporary differences.

The components of deferred tax assets consist of the following:

December 31,	2010	2009

Deferred tax assets:
Net operating loss carryforwards	$5,419,000	$4,399,000
Depreciation and amortization	63,000	65,000
Deferred rent	3,000	18,000
Accrued expenses	-	3,000
Other	2,000	1,000

Net deferred tax assets	5,487,000	4,486,000
Valuation allowance	(5,487,000)	(4,486,000)

	$–	$–

The utilization of net operating tax loss carry forwards is dependent upon the Company’s ability to generate sufficient taxable income during the carryforward period. The Company has provided a full valuation allowance due to the uncertainty of realizing its deferred tax assets. The valuation allowance increased by $1,002,000 and $991,000 during the years ended December 31, 2010 and 2009, respectively. Federal net operating loss carry forwards at December 31, 2010 were approximately $14,401,000, which expire at various dates ranging from 2026 through 2030. The use of the net operating loss carry forwards may be limited under the provision of Section 382 of the Internal Revenue Code of 1986, as amended.

NOTE 7 -     OPERATING LEASES

In July 2007, the Company entered into an agreement to renew its existing office lease and expand its rental premises to include adjoining space. The operating lease began in December 2007 and has an initial term of five

IZEA, Inc.
Notes to Financial Statements

years expiring in December 2012. Real estate and property taxes, insurance, utilities and maintenance expenses related to the buildings are obligations of the Company.

During 2009, the lease was further amended resulting in a reduction in required lease payments for the remainder of the lease. In addition, the Company agreed to abandon certain leasehold improvements related to office space under the lease that is no longer being rented. During 2009, the Company recorded a loss on disposal of leasehold improvements of $25,728 representing the net book value at the date of abandonment, which is included in rent expense for the year ended December 31, 2009.

A summary of non-cancelable future minimum operating lease payments under this lease is as follows:

Year ending December 31,

2011	$235,000
2012	244,000

$479,000

Total rent expense for the years ended December 31, 2010 and 2009 was approximately $210,000 and $320,000, respectively.

NOTE 8 -     RELATED PARTY TRANSACTIONS

During 2006, the Company entered into a General Services Agreement (“GSA”) with an entity owning 100% of the Company’s Series B common stock. The GSA consisted of the purchase of certain marketing deliverables and equipment, as well as marketing consulting services. Cash paid to this related party during the years ended December 31, 2010 and 2009 was approximately $33,000 and $40,000, respectively. Expenses associated with the GSA were approximately $36,000 and $33,000 for the years ended December 31, 2010 and 2009, respectively, and are included in sales and marketing expenses in the accompanying statements of operations. The contract is on a month-to-month basis until terminated by either party.

The amount due to this related party was $3,358 and $5,793  at December 31, 2010 and 2009, respectively.

NOTE 9 -    SUBSEQUENT EVENTS

The Company has evaluated events and transactions occurring subsequent to December 31, 2010 as of May 11, 2011, which is the date the financial statements were available to be issued. Subsequent events occurring after May 11, 2011 have not been evaluated by management. No material events have occurred since December 31, 2010 that require recognition or disclosure in the financial statements, except as follows:

Management Acquisition of Preferred Stock
On May 6, 2011, all of the Series A preferred stockholders and certain of the Series A-1 and A-2 preferred stockholders transferred their shares, along with all their rights and preferences, to the Company’s CEO and CFO for an aggregate price of $1 each. The total shares purchased by management of the Company (exclusive of the Excess Shares discussed below) were 762,907 Series A Preferred Shares, 766,047 Series A-1 Preferred Shares and 12,217,669 Series A-2 Preferred Shares.

Cancellation of Excess Shares of Preferred Stock
In connection with the issuance of Series A-2 Preferred Stock in May 2010 (see Note 4), the Company issued in error and for no consideration 2,088,417 shares of  Series A Preferred Stock and 2,666,928 shares of Series A-1 Preferred

IZEA, Inc.
Notes to Financial Statements

Stock (collectively, the “Excess Shares”) to the existing shareholders of  the Series A and A-1 Preferred Stock.   As discussed above, on May 6, 2011, certain of the Series A, A-1 and A-2 Preferred shares were purchased by management of the Company which included these Excess Shares, and on May 11, 2011 the Excess Shares were cancelled. Since these Excess Shares were issued in error and were subsequently cancelled, they are not reflected in the accompanying financial statements.

Proposed Reverse Merger and Issuance of Bridge Debt
On May 6, 2011, the Company entered into a non-binding term sheet with certain unrelated individual investors which provides for the Company to enter into a reverse merger with a public company (“Reverse Merger Transaction”). The investors will provide $500,000 in the form of Notes and provide $3,000,000 of financing in a capital raising transaction through the sale of common stock (“Reverse Merger Financing”).

On May 11, 2011, the Company issued the Notes in the total amount of $500,000 to the individual investors at an annual interest rate of 6%.  The Note holders will be issued a pro rata portion of 1,000,000 shares, based upon $500,000 of Notes purchased, at the closing of the Reverse Merger Transaction.  In the event the Reverse Merger Financing is not completed by May 20, 2011, the 1,000,000 shares will be forfeited to the Company.  The Notes and accrued interest will be exchanged, at the option of the Note holders, for securities issued by the Company in connection with the Reverse Merger Financing and will be due on the earlier to occur of the closing of the Reverse Merger Financing or November 11, 2011.